     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 1995

                                                       REGISTRATION NO. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                            FSI INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)


                MINNESOTA                              41-1223238
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)              Identification No.)


        322 LAKE HAZELTINE DRIVE                          55318
           CHASKA, MINNESOTA                            (Zip Code)
(Address of Principal Executive Offices)


                            FSI INTERNATIONAL, INC.
                   DIRECTORS' NON-STATUTORY STOCK OPTION PLAN
                            (Full title of the plan)


                                JOEL A. ELFTMANN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            FSI INTERNATIONAL, INC.
                            322 LAKE HAZELTINE DRIVE
                            CHASKA, MINNESOTA 55318
                    (Name and address of agent for service)


                                 (612) 448-5440
         (Telephone number, including area code, of agent for service)

                                             CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                           AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
      TITLE OF SECURITIES                  TO BE              OFFERING PRICE           AGGREGATE            REGISTRATION
       TO BE REGISTERED                REGISTERED/(1)/        PER SHARE/(2)/       OFFERING PRICE/(2)/          FEE
- ------------------------------------------------------------------------------------------------------------------------
Common Stock, without par value      100,000 Shares/(1)/          $23.83               $2,383,000             $821.65
========================================================================================================================

/(1)/ This Registration Statement relates to an additional 100,000 shares of Common Stock to be offered pursuant to the FSI International, Inc. Directors Non-Statutory Stock Option Plan, for which 50,000 shares of Common Stock previously have been registered pursuant to the Registrant's Registration Statement, Registration No. 33-39919.

/(2)/ Estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices per share of the Registrant's Common Stock as quoted on the NASDAQ National Market on July 5, 1995.

                                    PART II

                              INFORMATION REQUIRED
                         IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION BY REFERENCE.

          All of the contents of the Registrant's Registration Statement on Form S-8, Registration No. 33-39919, previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 11, 1991, is incorporated in this Registration Statement by reference and made a part hereof.


ITEM 8.     EXHIBITS (REQUIRED OPINIONS AND CONSENTS).

          Exhibit                            Description
          -------                            -----------

             5 Opinion of Faegre & Benson Professional Limited Liability Partnership.

           23.1        Consent of KPMG Peat Marwick LLP.

           23.2 Consent of Faegre & Benson Professional Limited Liability Partnership (included in Exhibit 5).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 27, 1995.

                                       FSI INTERNATIONAL, INC.


                                       By:   \s\Benno G. Sand
                                             -----------------------------------
                                             Benno G. Sand
                                             Executive Vice President,
                                             Chief Financial Officer and
                                             Secretary

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Joel A. Elftmann, Benno G. Sand and
J. Wayne Stewart, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           NAME                             TITLE                      DATE
           ----                             -----                      ----
                               Chairman, President, Chief          June 27, 1995
\s\ Joel A. Elftmann           Executive Officer, and Director
- ---------------------------    (Principal Executive Officer)
    Joel A. Elftmann

\s\ Benno G. Sand              Executive Vice President, Chief     June 27, 1995
- ---------------------------    Financial Officer, and Secretary
    Benno G. Sand              (Principal Financial and Accounting
                               Officer)


\s\ James A. Bernards          Director                            June 27, 1995
- ---------------------------
    James A. Bernards

\s\ Neil R. Bonke              Director                            June 27, 1995
- ---------------------------
    Neil R. Bonke

\s\ Terrence W. Glarner        Director                            June 27, 1995
- ---------------------------
    Terrence W. Glarner

\s\ Robert E. Lorenzini        Director                            June 27, 1995
- ---------------------------
    Robert E. Lorenzini

\s\ William M. Marcy           Director                            June 27, 1995
- ---------------------------
    William M. Marcy

\s\ Charles R. Wofford         Director                            June 27, 1995
- ---------------------------
    Charles R. Wofford

                               INDEX TO EXHIBITS

Exhibit
- -------



5      Opinion of Faegre & Benson Professional Limited Liability Partnership

23.1   Consent of KPMG Peat Marwick

23.2 Consent of Faegre & Benson Professional Limited Liability Partnership (included in Exhibit 5).